UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2015

Commission File Number: 000-53462

VNUE, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

104 West 29th Street 11th Floor New York, NY 10001

(Address of principal executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

Effective November 9, 2015, VNUE, Inc. (the “Company”) engaged the firm of Li & Company, PC as the Independent Registered Public Accountant to Audit the Company’s financial statements for the remainder of the current fiscal year ending December 31, 2015.

The decision to change accountants was approved by the Company’s Board of Directors based upon Li & Company’s prior engagement for the preparation of the financial statements contained in the Company’s 8-K/A dated November 4, 2015, which had been in progress since the reverse merger which closed on May 29, 2015.

The engagement, effective November 9, 2015, of Li & Company, PC as the new Independent Registered Public Accountant for the Company necessarily results in the termination or dismissal of the principal accountant which audited the Company’s financial statements prior to the reverse merger which closed on May 29, 2015, MALONEBAILEY, LLP.

In accordance with the terms of the reverse merger, the Company’s fiscal year-end changed to December 31, 2015. During the Company’s two most recent fiscal years ended May 31, 2014 and May 31, 2013, and the subsequent interim period, there were no disagreements between the Company and MALONEBAILEY, LLP concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to MALONEBAILEY, LLP’s satisfaction would have caused them to make a reference to the subject matter of the disagreements in connection with their reports; there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

MALONEBAILEY, LLP’s report dated September 12, 2014 on the Company’s financial statements for the fiscal year ended May 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided MALONEBAILEY, LLP with a copy of the foregoing disclosures and requested from MALONEBAILEY, LLP a letter addressed to the Commission stating whether MALONEBAILEY, LLP agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. MALONEBAILEY, LLP’s letter is attached as an exhibit to this report as Exhibit 10.01.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

10.01 – Letter dated November 10, 2015 to the Securities and Exchange Commission from MaloneBailey, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015	VNUE, INC.

	By:	/s/ Matthew Carona
Matthew Carona
CEO